United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2010

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 2, 2010, the Eighth Judicial District Court, Clark County, Nevada, gave preliminary approval to a settlement of all derivative litigation including the Eighth Judicial District Court action entitled Gerard Denham v. Yoseloff, et al., Case No. A-09-603275-C, as well as derivative actions pending in the United States District Court for the District of Nevada, entitled Pirelli Armstrong Tire Corporation Retiree Medical Benefits Trust v. Yoseloff, et al., Case No. 2:07-cv-01215-KJD-LRL and Hodgkins, et al. v. Shuffle Master, Inc. et al., 2:07-cv-01263-KJD-GWF, brought against Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) (either the “Company,” “we” or “our”) and certain current and former officers and directors (previously disclosed) and, if finally approved by the Court at a hearing currently scheduled for October 26, 2010, will result in the dismissal with prejudice of all derivative litigation in exchange for certain corporate governance alterations and payment by the Company's insurers of attorney’s fees. The details of the settlement are included in the attached Notice of Settlement and in the Stipulation of Settlement, a copy of which, along with the Notice of Settlement, will be posted on the Company’s website at www.shufflemaster.com on September 7, 2010.  The attached Notice of Settlement provides information as to how an opposition to the settlement may be filed with the Court.  The Company and the individual defendants have denied and continue to deny any and all liability, and the settlement does not require any monetary payment by the Company or the individual defendants themselves.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Notice of Settlement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: September 3, 2010

/s/ PHILLIP C. PECKMAN
Phillip C. Peckman
Chief Executive Officer